EXHIBIT 10.10

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (“Agreement”) is made by and between UTStarcom, Inc. (the “Company”), and Mike Sophie (“Employee”) (collectively referred to as “the Parties”).

WHEREAS, Employee was formerly employed by the Company;

WHEREAS, Employee’s employment relationship with the Company ended effective May 5, 2006 (“Termination Date”);

WHEREAS, Employee and the Company wish to release each other from any claims arising from or related to their employment relationship except as expressly provided below;

NOW THEREFORE, in consideration of the mutual promises made herein, the adequacy of which is acknowledged, the Company and Employee hereby agree as follows:

1.     Consideration.

(a)   Severance; PTO/Floating Days.  The Company agrees to pay Employee, within ten (10) business days after the Effective Date of this Agreement, the equivalent of six (6) months of regular base salary in a lump sum of two hundred twenty thousand dollars ($220,000.00), less applicable withholdings.  Additionally, Company agrees to also pay Employee at that same date all accrued but unpaid Paid Time Off (“PTO”) and Floating Holiday Benefits accrued as of and through the Termination Date, less applicable withholdings.

(b)   COBRA premiums.  The Company agrees to pay Employee, within ten (10) business days after the Effective Date of this Agreement, the approximate equivalent of six (6) months of Employee’s COBRA premiums in a lump sum of six thousand dollars ($6,000.00), less applicable withholdings.

(c)   Career Transition Assistance.  Employee shall be provided a virtual career transition program through Lee Hecht Harrison Consultants.  Lee Hecht Harrison Consultants will contact Employee to initiate the program promptly after the Effective Date of this Agreement.

2.     Stock.  The Parties agree that Employee’s currently granted options to purchase the Company’s common stock will be considered to have vested, pursuant to their respective vesting schedules, only through the Termination Date.  As of Employee’s Termination Date, all unvested stock options granted to him under any Stock Option Agreement currently in effect ceased to continue to vest in accordance with the terms of the applicable stock option plan and the underlying agreements.  All stock options not vested as of the Termination Date are canceled and/or terminated.  Employee shall have the right to exercise vested options at any time up to and including one hundred and twenty (120) days after the Termination Date, but not later than the stock option expiration date.

3.     Benefits.  Employee’s health insurance benefits will cease on May 31, 2006.  Provided Employee meets all eligibility requirements, Employee shall have the right to convert his health insurance benefits to individual coverage pursuant to COBRA.

4.     Confidential Information.  Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the At-Will Employment, Confidential Information, Invention Assignment,  and Arbitration Agreement (“Confidentiality Agreement”) between Employee and the Company.  Employee’s signature below constitutes his certification under penalty of perjury that he has returned all the Company property in his possession to the Company.

5.     Payment of Salary.  Employee acknowledges and represents that once the consideration described in paragraph 1 of this Agreement is provided to Employee, the Company has paid Employee all salary, wages, bonuses, reimbursable expenses, accrued vacation, severance, fees, stock, stock options, vesting, interest, outplacement costs, commissions and any and all other benefits which maybe due under this Agreement.

6.     Release of Claims.  The Parties agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to each other.  The Parties, on behalf of it/himself and its/his current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, heirs, family members, executors, and assigns, hereby fully and forever release the other Party and its/his current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, heirs, family members, executors, and assigns (the “Releasees”), from, and agree not to sue concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that either Party may possess against any of the other Party’s Releasees arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(a)   any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b)   any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)   any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation; retaliation; and disability benefits;

(d)   any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, the California Family Rights Act, the California Labor Code, except as prohibited by law, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

(e)   any and all claims for violation of the federal, or any state, constitution;

(f)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)   any claim for any loss, cost, damage or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employees as a result of this Agreement; and

(h)   any and all claims for attorneys’ fees and costs.

The Parties agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred or continued under this Agreement, nor shall it extend to any claims undertaken or that may be undertaken in the future by Employee against the Company for indemnity of or contribution on behalf of Employee (including reasonable attorneys’ fees and costs) resulting from acts undertaken by Employee within the course and scope of his employment.  The Company will continue to pay reasonable attorneys’ fees for Employee’s representation in the matter of In Re UTStarcom, Inc. Securities Litigation, Case 5:04-cv-04908-JW (N.D. California, U.S. District Court), and the ongoing SEC investigation of the Company’s accounting practices pursuant to Employee’s Indemnification Agreement dated October 15, 2002.

7.     Acknowledgement of Waiver of Claims under ADEA.  Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary.  Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement.  Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

8.     Release of Known and Unknown Claims.  Each Party represents that he/it is not aware of any claim against any of the other Party’s Releasees.  The Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect in the State of California.

9.     No Cooperation.  Employee agrees he will not take any action that is reasonably calculated to damage the business of the Company; provided, however, that Employee is entitled to seek and accept employment with a competitor of the Company, but will in all events remain subject to the Confidential Information restrictions as provided in paragraph 4 above.  Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena, a proper request for discovery in a legal proceeding, or other court order to do so.  Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.  Nothing in this Agreement is in any way intended to, and does not, prevent Employee from cooperating with law enforcement even in the absence of a subpoena or court order.

10.   No Pending or Future Lawsuits.  Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein.  Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

11.   Application for Employment.  Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.  Employee further agrees not to apply for employment with the Company.

12.   Non-Disparagement.  Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other.  Employee understands that the Company’s obligations under this paragraph extend only to the Company’s current executive staff and members of its Board of Directors and only for so long as each member thereof is an employee or Director of the Company, as the case may be.  Nothing in this Agreement is in any way intended to, and does not, prevent Employee from cooperating with law enforcement even in the absence of a subpoena or court order.  All inquiries by potential future employers of Employee will be directed to the Company’s Human Resources Representative.

13.   Confidentiality.  The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Severance Information”).  Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Severance Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Severance Information.  Except as required by law, the Parties hereto agree to take every precaution to disclose Severance Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Severance Information.

14.   Breach.  Employee acknowledges and agrees that any breach of any provision of this Agreement or of any provision of the Confidentiality Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and/or cease the consideration provided to Employee under this Agreement, except as provided by law.  Except as provided by law, each of the Parties shall also be responsible to the other for all costs, attorneys’ fees, and any and all damages incurred in: (a) enforcing any obligation or right under this Agreement or the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim or suit brought or pursued in violation of the terms of this Agreement.

15.   No Admission of Liability.  No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgement or admission by either party of any fault or liability whatsoever to the other party or to any third party.

16.   Costs.  The Parties shall each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement except as to legal fees incurred on behalf of Employee as regards the drafting and negotiation of this Agreement.

17.   Arbitration.  The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Alameda, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes and California law, or by a judge to be mutually agreed upon.  The arbitrator may grant injunctions and other relief in such disputes.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award.  The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs.  The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.

18.   Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Employee or made on his behalf under the terms of this Agreement.  Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon.  Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

19.   Indemnification.  Each of the Parties agrees to indemnify and hold harmless the other from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by the other arising out of the breach of this Agreement, or from any false representation made herein by that Party, or from any action or proceeding which maybe commenced, prosecuted or threatened by that Party or for his/its benefit, upon his/its initiative, direct or indirect, contrary to the provisions of this Agreement.  The Parties further agree that in any such action or proceeding, this Agreement may be pled as a complete defense, or may be asserted by way of counterclaim or cross-claim.

20.   Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21.   No Representations.  Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Neither party has relied upon any representations or statements made by the other party hereto that are not specifically set forth in this Agreement.

22.   Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.  The Parties agree that to the extent any unenforceable provision can be re-drafted to be made enforceable, they will agree to the court or arbitrator re-drafting said provision.

23.   Attorneys’ Fees.  Except as provided in paragraph 6 hereof, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

24.   Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with, and separation from, the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Company’s Stock Plan, Employee’s Indemnification Agreement, and any applicable Stock Option Agreement.

25.   No Oral Modification.  This Agreement may only be amended in writing signed by Employee and the General Counsel of the Company.

26.   Governing Law.  This Agreement shall be governed by the laws of the State of California.

27.   Effective Date.  This Agreement will become effective after it has been signed by both parties and after seven days have passed since Employee signed the Agreement (the “Effective Date”), unless revoked by Employee pursuant to Section 7 of this Agreement.

28.   Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

29.   Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that:

(a)   They have read this Agreement;

(b)   They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)   They understand the terms and consequences of this Agreement and of the releases it contains;

(d)   They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

UTStarcom, Inc.

Dated:	April 13, 2006	/s/ Mark Green
Mark Green
Vice President, Human Resources

Dated:	April 13, 2006	Mike Sophie, an individual

/s/ Mike Sophie
Mike Sophie